UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2007

Keystone Automotive Operations, Inc.

(Exact Name of Registrant As Specified In Charter)

Pennsylvania	333-112252	23-2950980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 1, 2007, Keystone Automotive Operations, Inc., or the “Company,” was notified by James Ruby that he will retire from his position as the Company’s Vice President of Operations on August 1, 2007. Effective upon Mr. Ruby’s retirement, Chris Koshinski will be appointed as the Company’s Vice President of Operations. Mr. Koshinski joined us in 2006 as Process Improvement Manager. Prior to joining us and since 2003, Mr. Koshinski was employed by Textron, Inc., where he was a member of Textron’s Global Leadership Team, and held several positions, including Director of Strategic Planning, and Vice President of Six Sigma and Transformation. Prior to joining Textron, Mr. Koshinski was the Six Sigma Manager for Nokia Corporation’s Mobile Phones business unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Exeter, Pennsylvania on May 4, 2007.

Keystone Automotive Operations, Inc.
(Registrant)

By:	/s/ Donald T. Grimes
Donald T. Grimes
Executive Vice President and Chief Financial Officer